Exhibit 10 (i) 88

THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


                         AMENDMENT III TO THE AGREEMENT
                        FOR THE SALE AND PURCHASE OF COAL

            THIS AMENDMENT ("AMENDMENT"), dated as of November 1, 1999 TO THAT AGREEMENT ("AGREEMENT") FOR THE SALE AND PURCHASE OF COAL made and entered into as of the 1st day of December 1996 and as AMENDED ("AMENDMENT I") ON November 1, 1997 and ("AMENDMENT II") ON November 1, 1998 and between CENTRAL HUDSON GAS & ELECTRIC CORPORATION, (herein-after referred to as "BUYER") and INTER-AMERICAN COAL N.V., (hereinafter referred to as "PRODUCER") and INTER-AMERICAN COAL, INC., (hereinafter referred to as "SALES AGENT"). PRODUCER and SALES AGENT are hereinafter collectively referred to as "SELLER".

                                      WITNESSETH:

            WHEREAS, Article VI of Amendment II of the AGREEMENT provides that beginning July 1, 1999, BUYER and SELLER shall commence good faith negotiations with respect to the price of coal for the next Contract Year; and

            WHEREAS, notice was duly given and BUYER and SELLER entered into good faith negotiations; and

            WHEREAS, after completion of good faith negotiations,

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BUYER and SELLER  desire to amend the  AGREEMENT  to provide  for the pricing of coal and certain other AGREEMENT provisions;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

            ARTICLE II (TERM OF AGREEMENT), ARTICLE IV (SPECIFICATION & QUALITY & WEIGHT), ARTICLE VI (BASE PRICE) and ARTICLE VII (ADJUSTMENT IN PRICE FOR QUALITY) of AMENDMENT II of the AGREEMENT shall be respectively amended in their entirety and ARTICLE III (DELIVERIES) of the AGREEMENT shall be amended as indicated, all to read as follows:

                                   ARTICLE II
                                TERM OF AGREEMENT
                                -----------------

            The Term of this AGREEMENT shall be for the period commencing January 1, 1997 and continuing until midnight, December 31, 2001, unless sooner terminated as provided for herein. This AGREEMENT shall terminate automatically, without further obligation or liability to either party, except for payments for coal delivered, at the end of the Term.

CONFIDENTIAL INFORMATION REPRESENTED IN THIS FILING BY AN "X" HAS BEEN REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


          In recognition of the pending Auction of the Danskammer Generating Station, and to provide the new ownership with maximum flexibility, Seller agrees to forgo deliveries under this AGREEMENT in Contract Year 2001 upon six months advance notice from the New Owners.

                                   ARTICLE III
                                   DELIVERIES
                                   -----------

            Section 1. Quantities/Delivery Schedule: Except for as provided for below, the quantity of coal sold and purchased hereunder shall be a Firm tonnage of XXX,XXX Metric Tons (+ or - 10%) per year. In addition, there will be up to XX,XXX Metric Tons (+ or - 10%) per year called Incremental Tonnage which will be sold and purchased hereunder provided that the delivered cost per million Btu's of oil, natural gas or spot coal usable at Buyer's Danskammer Plant or the equivalent price of replacement electric energy exceeds the applicable Base Price of coal in delivered cost per million Btu's at appropriately applied heat rates.
       The Sales Agent/Seller will assume that one Vessel per month of a nominal XX,XXX Metric Tons (+ or - 10%) will be shipped under this Agreement. The third Vessel in the first and fourth quarter will deliver Incremental Tonnage provided (1) Buyer requires the tonnage and (2) Buyer and Seller have agreed on the price for said tonnage as per the notification procedure described herein.
            On or before the the first day of the Notice Month, Buyer will provide to Seller the fifteen (15) day delivery window for each Vessel for the following quarter as well as a notice of the Incremental Price for the third Vessel to be shipped if the schedule is for the first or the fourth quarter. The Seller is obligated to deliver Incremental Tonnage quoted at the Base Price . On the first working day of each month of the quarter or fifteen (15) days prior to each Vessel's ETA, whichever is sooner, the lay days will be reduced to a ten
(10) day window and fifteen (15) days prior to ETA the lay days will be reduced to a seven (7) day window. Vessel's ETA will be narrowed by the Vessel owner.
            Seller will provide notice to the Buyer on or before the fifteenth day of the Notice Month as to whether Incremental Tonnage will be shipped at the quoted price. If the Seller accepts the quoted price, the coal will be shipped as scheduled, with the Incremental tonnage at the quoted price and the Firm tonnage at the Base Price. The Seller reserves the right to re- offer any unshipped Incremental Tonnage to the Buyer at another

CONFIDENTIAL INFORMATION REPRESENTED IN THIS FILING BY AN "X" HAS BEEN REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

time in the ensuing twelve (12) months (commencing with the quarter during which the unshipped Incremental Tonnage would otherwise have been shipped) at the Base Price. In each such instance, Buyer will then have the option to accept that Incremental Tonnage or permanently cancel that Incremental Tonnage.

            Section 3. Delivery Schedule Limitations: All Firm Tonnage in a quarter will be delivered before any Incremental Tonnage is delivered. Both Firm and Incremental Tonnage can be delivered during the same quarter, but Seller will not be obligated to deliver more than three (3) XX,XXX Metric Ton shipments of coal during any one quarter, unless otherwise mutually agreed. There will be a minimum of fifteen (15) calendar days between shipment releases from the Load Port unless otherwise mutually agreed.

            Section 9.1 Vessel Failure to Discharge at Minimum Rate: Should Seller's Vessel fail to offload cargo at a minimum rate of X,XXX Metric Tons per hour, Buyer shall receive a reduction of U.S. $ .XX per NT for each NT so delivered by said Vessel. This reduction is over and above any allowances previously provided herein.

CONFIDENTIAL INFORMATION REPRESENTED IN THIS FILING BY AN "X" HAS BEEN REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


                                   ARTICLE IV
                                   ----------
                       SPECIFICATION & QUALITY & WEIGHT
                       --------------------------------

            Section 1.        Origin:  The coal shall be from the
                              ------
Producer's operations as per the component blends indicated and meet the specifications as per Attachment I:

                                 Blend A     Blend B
            Santander               XX%         XXX%
            Tachira                 XX%           X%
            Mina Norte               X%           X%

            BUYER and SELLER agree that SELLER's Norte de Santander (Santander) coal shall be the primary component (XX % minimum) for each shipment under this agreement. Tachira coal shall be the secondary component (XX% maximum). Blend A above will be shipped unless another blend (B or other) is mutually agreed. The prices for coal shipped as provided in Article VI will prevail provided the secondary coal is limited to a maximum of 30% of the two coal blend. Higher percentages of Santander in blend A will command the same price per short ton. Coal loadings with greater than XX% of the secondary coal or those using a three coal blend that results in a lower price per net ton will be priced at the weighted component price per MMBtu (See Attachment III) provided the cargo is accepted by Central Hudson.

CONFIDENTIAL INFORMATION REPRESENTED IN THIS FILING BY AN "X" HAS BEEN REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


      The two incremental cargoes will be priced in accordance with the contract provisions for incremental tonnage which will be subject to adjustment as provided above if the secondary coal is greater than XX%. The difference between the Base Price of coal and the weighted component price shall be deducted from the agreed incremental price. Mutually agreed shipments of coal blends not provided herein shall be priced at the weighted component price per MMBtu or as mutually agreed between Buyer and Seller.


                                   ARTICLE VI
                                   BASE PRICE
                                   ----------

            Section 1. The Base Price for coal shipped under the terms of this Agreement will be $XX.XX DES per NT for Blend A and $XX.XX per NT for Blend B for the Contract Year 2000. Buyer has requested and Seller has agreed to ship Blend A in contract year 2000 however Seller reserves the option to ship Blend B in the event that coal stocks or vessel availability make Blend A untenable.

CONFIDENTIAL INFORMATION REPRESENTED IN THIS FILING BY AN "X" HAS BEEN REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


            Section 2. On or before July 1, 2000, Buyer and Seller will enter into negotiations to fix the Base Price for coal delivered hereunder for the ensuing year. This Agreement will terminate on December 31, 2000, if negotiations for the following year have not been completed by October 1.

                                  ARTICLE VII
                                  -----------
                        ADJUSTMENT IN PRICE FOR QUALITY
                        -------------------------------

            Section 3. Adjustment for Ash Value: The Price to be paid to Seller by Buyer is based upon coal with an ash content (Ash Value) of XXXXX percent (X%) by weight of the "as received" analysis of the coal. If the Ash Value is between X.X% and X.X%, there will be no adjustment for Ash Value. If the Ash Value is less than X.X%, then a premium of $.XXX per net ton shall be paid to Seller for each .X% Ash Value variation below X.X%. If the Ash Value is greater than X.X%, then a penalty of $X.XXX per net ton shall be deducted from the Price for each .X% Ash Value variation in excess of X.X%.

            IN WITNESS WHEREOF, each party hereto has caused this AGREEMENT to be executed in its behalf by its proper officer thereunder duly authorized, all as of the day and year first above written.


BUYER:            CENTRAL HUDSON GAS & ELECTRIC CORPORATION


BY:                      /s/ Arthur R. Upright
                  ------------------------------------------------
                                Arthur R. Upright

                             Senior Vice President

            Regulatory Affairs, Financial Planning And Accounting


PRODUCER:                     INTER-AMERICAN COAL N.V.


BY:
                         /s/ Marcel L. J. van den Berg
                  ------------------------------------------------
                              Marcel L. J. van den Berg

ITS:                 President and Chief Executive Officer


SALES AGENT:                  INTER-AMERICAN COAL, INC.


BY:                         /s/ Marcel L. J. van den Berg
                  ------------------------------------------------
                              Marcel L. J. van den Berg

ITS:                                President

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CONFIDENTIAL INFORMATION REPRESENTED IN THIS FILING BY AN "X" HAS BEEN REDACTED
AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

                                                                  Attachment III






Base Price/Blend:



    Component                    $/MMBtu              Min %              Max %

Mina Norte                        $X.XXX               X                  XX

Norte de Santander                $X.XXX               XX                 XXX

Tachira                           $X.XXX                X                 XX





Weighted Prices per short ton determined using the above $/MMBtu and the guaranteed contract Btu/Lb .